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                                                                    EXHIBIT 3.3


                          AGREEMENT AND PLAN OF MERGER

                                       OF

                  INFINITY FINANCIAL TECHNOLOGY-DELAWARE, INC.,

                             A DELAWARE CORPORATION,

                                       AND

                      INFINITY FINANCIAL TECHNOLOGY, INC.,

                            A CALIFORNIA CORPORATION

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of August ___, 1996, by and between Infinity Financial Technology, a California corporation ("Infinity California"), and Infinity Financial Technology-Delaware, Inc., a Delaware corporation ("Infinity Delaware"), which is a wholly-owned subsidiary of Infinity California. Infinity Delaware and Infinity California are sometimes referred to herein as the "Constituent Corporations."


                                    RECITALS


         A. Infinity California is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has an authorized capital of Thirty Million (30,000,000) shares, consisting of (i) Twenty-Five Million (25,000,000) shares of Common Stock with a par value of one-tenth of one cent ($.001) per share, and (ii) Five Million (5,000,000) shares of Preferred Stock with a par value of one-tenth of one cent ($.001) per share, of which Five Hundred Thousand (500,000) shares have been designated Series A Preferred Stock, Seven Hundred Thousand (700,000) have been designated Series B Preferred Stock, and One Million Forty-One Thousand Six Hundred Sixty Seven (1,041,667) have been designated Series C Preferred Stock. As of July 3, 1996, 6,356,912 shares of Common Stock, options to purchase an aggregate of 1,553,769 shares of Common Stock, 500,000 shares of Series A Preferred Stock, no shares of Series B Preferred Stock, and 1,041,667 of Series C Preferred Stock were issued and outstanding.

         B. Infinity Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has an authorized capital of Twenty-Five Million (25,000,000) shares of Common Stock with a par value of one-tenth of one cent ($.001) per share, and (ii) Six
Million Five Hundred Forty-One Thousand Six Hundred Sixty Seven (6,541,667) shares of Preferred Stock with a par value of one-tenth of one cent ($.001) per share, of which Five Hundred Thousand (500,000) shares have been designated Series A Preferred Stock, and One Million Forty-One Thousand Six Hundred Sixty Seven (1,041,667) have been
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designated Series C Preferred Stock. As of July 3, 1996, 10,000 shares of Common
Stock and no shares of Preferred Stock were issued and outstanding. Upon the Effective Date of the Merger, as hereinafter defined, each of said 10,000 currently outstanding shares of Common Stock shall be canceled and returned to the status of authorized but unissued shares.


         C. The Board of Directors of Infinity California has determined that, for the purpose of effectuating the reincorporation of Infinity California in the State of Delaware, it is advisable and in the best interests of Infinity California that Infinity California merge with and into Infinity Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors of Infinity Delaware and Infinity California have approved this Agreement, and the Boards of Directors of Infinity Delaware and Infinity California have directed that this Agreement be submitted for approval by written consent of their respective stockholders and that it be executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Infinity Delaware and Infinity California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


1. EFFECTUATION OF MERGER

         1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, Infinity California shall be merged with and into Infinity Delaware (the "Merger"), and the separate existence of Infinity California shall cease. Infinity Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation" and the name of the Surviving Corporation shall be Infinity Financial Technology, Inc.

         1.2 Filing and Other Requirements for Effectiveness. The Merger shall become effective when the following actions shall have been completed:

              (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

              (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

              (c) An executed Certificate of Ownership or an executed counterpart of this Agreement shall have been filed with the Secretary of State of the State of Delaware; and


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              (d) An executed Certificate of Ownership or an executed
counterpart of this Agreement meeting the requirements of the California Corporations Code shall have been filed with the Secretary of State of the State of California.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of Merger."

         1.3 Succession. Upon the Effective Date of Merger, the separate existence of Infinity California shall cease and Infinity Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, privileges, franchises, powers and property as constituted immediately prior to the Effective Date of Merger, shall be subject to all actions previously taken by Infinity California's Board of Directors and shall succeed, without other transfer, to all of the assets, rights, privileges, franchises, powers and property of Infinity California in the manner of and as more fully set forth in
Section 259 of the Delaware General Corporation Law, and (ii) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of Merger and shall succeed, without other transfer, to all of the debts, liabilities and obligations of Infinity California in the same manner as if Infinity Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.


2. MANNER OF CONVERSION OF STOCK

         2.1 Infinity California Common Stock and Preferred Stock. Upon the Effective Date of Merger, each share of Infinity California Common Stock, $.001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any further action by the Constituent Corporations, their stockholders, or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, one-tenth of one cent ($.001) par value per share, of the Surviving Corporation. Upon the Effective Date of Merger, each share of Infinity California Series A Preferred Stock and Series C Preferred Stock, $.001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any further action by the Constituent Corporations, their stockholders, or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Series A Preferred Stock or Series C Preferred Stock, as applicable, one-tenth of one cent ($.001) par value per share, of the Surviving Corporation. No fractional share shall be issued upon the exchange of any share or shares of Common Stock or Preferred Stock of Infinity California for Common Stock or Preferred Stock of Infinity Delaware.

         2.2 Options, Warrants, and Stock Purchase Rights (collectively, "Derivative Securities"). Upon the Effective Date of Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit, profit sharing and incentive compensation plans of Infinity California. Each outstanding and unexercised Derivative Security of Infinity California shall become a Derivative Security of the Surviving Corporation on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of Infinity California Common Stock issuable pursuant to any such Derivative Security, on the same terms


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and conditions applicable to any such Infinity California Derivative Security at the Effective Date of Merger. The exercise price for each share of Infinity Delaware Common Stock issuable pursuant to any such Derivative Security shall be equal to the exercise price applicable to any such Infinity California
Derivative Security at the Effective Date of the Merger. No fractional
Derivative Security shall be issued upon the exchange of any Derivative Security of Infinity California for a Derivative Security of Infinity Delaware.

                  A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of Derivative Securities equal to the number of shares of Infinity California Common Stock so reserved immediately prior to the Effective Date of Merger.

         2.3 Infinity Delaware Capital Stock. Upon the Effective Date of Merger, each share of Common Stock, with a par value of one-tenth of one cent ($.001) per share, of Infinity Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         2.4 Exchange of Certificates. After the Effective Date of Merger, each holder of an outstanding certificate representing capital stock of Infinity California may, at such shareholder's option, surrender the same for cancellation to the Secretary of Infinity Delaware, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the same number of shares of the Surviving Corporation's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Infinity California capital stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation's capital stock into which such shares of Infinity California capital stock were converted in the Merger.

         The registered owner on the books and records of the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Infinity California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, and any additional legends required by applicable Blue Sky laws.

         If any certificate for shares of Infinity Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in


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proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Infinity Delaware that such tax has been paid or is not payable.


3. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         3.1 Certificate of Incorporation. Except as provided below, the Certificate of Incorporation of Infinity Delaware as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law. Upon the Effective Date of Merger, the Certificate of Incorporation of Infinity Delaware shall be as follows:

         Article thereof number "I" shall be amended to read in its entirety as follows:

                  "The name of the Corporation is Infinity Financial Technology, Inc. (hereinafter called the "Corporation")."

         3.2 Bylaws. The Bylaws of Infinity Delaware as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law, except that Section 1 of Article III of the Bylaws shall provide that the number of directors which shall constitute the whole of the Board of Directors shall be six (6).

         3.3 Directors and Officers. The directors and officers of Infinity California immediately prior to the Effective Date of Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until otherwise as provided by law, the Certificate of Incorporation of the Surviving Corporation or its Bylaws.


4. MISCELLANEOUS

         4.1 Covenants of Infinity Delaware. Infinity Delaware covenants and agrees that it will, on or before the Effective Date of Merger:

              (a) Qualify to do business as a foreign corporation in the State of California in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code;

              (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Infinity Delaware of all of the franchise tax liabilities of Infinity California; and


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              (c) Take such other actions as may be required by the California
Corporations Code or the California Corporate Securities Law of 1968.

         4.2 Further Assurances. From time to time, as and when required by Infinity Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Infinity California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Infinity Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Infinity California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Infinity Delaware are fully authorized in the name and on behalf of Infinity California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3 Abandonment. At any time before the Effective Date of Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Infinity California or Infinity Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Infinity California.

         4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of either Constituent Corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement, if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

         4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, 19805, County of New Castle; and The Prentice-Hall Corporation System, Inc. is the registered agent of the Surviving Corporation at such address.

         4.6 Agreement. Executed copies of this Agreement shall be on file at the principal place of business of the Surviving Corporation at 640 Clyde Court, Mountain View, California 94043, and copies thereof shall be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

         4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware.


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         4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         4.9 Approval of Infinity California as Sole Stockholder of Infinity Delaware. By its execution and delivery of this Agreement, Infinity California, as sole stockholder of Infinity Delaware, consents to, approves and adopts this Agreement and the Plan of Merger, a copy of which is attached hereto as Exhibit A, and approves the Merger. Infinity California agrees to execute such instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement, the Plan of Merger and the Merger as the sole stockholder of Infinity Delaware.

         4.10 Expenses. The Surviving Corporation shall pay all expenses of carrying this Agreement into effect and accomplishing the merger.

         4.11 Effective Date. This Agreement and Plan of Merger shall be effective as of the date of filing of a counterpart of this Agreement or a Certificate of Ownership with the State of Delaware.


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                   IN WITNESS WHEREOF, this Agreement, having first been
approved by resolution of the Boards of Directors of Infinity Delaware and Infinity California, is hereby executed as of the date and year first written above on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.



                            INFINITY FINANCIAL TECHNOLOGY, INC.,

                            a California corporation

                            By:  ___________________________
                                 Roger Lang, President



                            ATTEST:

                            By:  ___________________________
                                 Michael C. Phillips, Secretary


                            INFINITY FINANCIAL TECHNOLOGY-DELAWARE, INC.,

                            a Delaware corporation



                            By:  ___________________________
                                 Terry Carlitz, President, Treasurer
                                 and Secretary


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                                    EXHIBIT A

                                 PLAN OF MERGER

                  The following corporations are parties to this Plan of Merger:
(i) Infinity Financial Technology, Inc., a California corporation ("Infinity California"); and (ii) Infinity Financial Technology-Delaware, Inc., a Delaware corporation ("Infinity Delaware").

         1. Infinity California owns all of the outstanding shares of Infinity Delaware.

         2. Infinity California shall be merged with and into Infinity Delaware.

         3. All of the shares of Infinity Delaware outstanding immediately prior to the merger shall thereupon be canceled.

         4. Upon the Merger, each outstanding share of Infinity California Common Stock shall be converted to one (1) share of Infinity Delaware Common Stock; each outstanding share of Infinity California Series A Preferred Stock shall be converted to one (1) share of Infinity Delaware Series A Preferred Stock; and each outstanding share of Infinity California Series C Preferred Stock shall be converted to one (1) share of Infinity Delaware Series C Preferred Stock.

         5. Each holder of shares of Infinity California may thereupon surrender the share certificate or certificates to the Secretary of Infinity Delaware and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares into which the shares theretofore represented by a certificate or certificates so surrendered shall have been converted.

         6. Upon the Merger, each outstanding and unexercised option, warrant, or other right to purchase Infinity California Common Stock shall become an option, warrant, or other right to purchase Infinity Delaware stock on the basis of one (1) share of Infinity Delaware Common Stock for each share of Infinity California Common Stock issuable pursuant to any such option, warrant, or other stock purchase right, on the same terms and conditions applicable to any such Infinity California option, warrant, or other stock purchase right.

         7. The officers and directors of Infinity California immediately preceding the Merger shall be the officers and directors of Infinity Delaware immediately following the Merger.

         8. The name of the surviving corporation shall be Infinity Financial Technology, Inc.

         9. This Plan of Merger shall be effective as of the date of filing of a counterpart of this Agreement or a Certificate of Ownership with the State of Delaware.